UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 21, 2014

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 21, 2014, Willbros Group, Inc. (the “Company”) issued a press release announcing its intention to restate its unaudited condensed consolidated financial statements for the quarterly period ended June 30, 2014 and pre-announcing its expected operating results for the nine month period ended September 30, 2014. A copy of the press release dated October 21, 2014 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with a review of the Company’s Northeast regional business within the Oil & Gas segment, the Company identified an error in the estimation process of a significant pipeline construction project. The correction of the error would result in the reversal of approximately $8.0 million in pre-tax income recognized in the quarterly period ended June 30, 2014 and the recognition of approximately $14.0 to $16.0 million in estimated pre-tax losses at completion. The Company’s review of this matter is ongoing and therefore these amounts are subject to change. The Company is currently evaluating other contracts within its portfolio, as well as other previously reported financial information, to assess whether any other adjustments are required.

As a result of the error described above, on October 21, 2014, the Audit Committee of the Board of Directors of Willbros Group, Inc. after consultation with and based on the recommendation of management, determined that the Company’s unaudited condensed consolidated financial statements for the quarterly period ended June 30, 2014, which were included in the Company’s Form 10-Q for such period, should no longer be relied upon. As soon as practicable, the Company will amend its Form 10-Q for such period to restate the unaudited condensed consolidated financial statements to correct the error identified herein.

Given the ongoing nature of this review, the forecasted filing date for the amended Form 10-Q for the quarterly period ended June 30, 2014 is uncertain. Management is continuing to review these matters to ensure it has fully determined the causes of the error and will continue to consider the impact of the error on its prior conclusions of the adequacy of internal controls over financial reporting and disclosure controls and procedures. The Company will amend, as necessary, any disclosures pertaining to its evaluation of such controls and procedures in connection with its amended Form 10-Q for the quarterly period ended June 30, 2014.

The Company will not file its Form 10-Q for the quarterly period ended September 30, 2014 until after the filing of its amended Form 10-Q for the quarterly period ended June 30, 2014.

The Audit Committee of the Company’s Board of Directors and its executive officers have discussed the matters disclosed in Item 4.02 of this Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are furnished herewith:

99.1	Press release dated October 21, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: October 21, 2014	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 21, 2014, issued by the Company.

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